UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2024

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 1, 2024, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing data from the ongoing Phase 1 clinical trial for SYS6002 (CRB-701) conducted by the Company’s development partner, CSPC Pharmaceutical Group, that was presented at the American Society of Clinical Oncology Annual Conference (the “ASCO Annual Conference”) on June 1, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

The Company also updated its presentation used by management to describe its business. A copy of the presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On June 1, 2024, the Company announced data from the ongoing Phase 1 clinical trial of SYS6002 (CRB-701) conducted by the Company’s development partner, CSPC Pharmaceutical Group, that was presented at the ASCO Annual Conference on June 1, 2024.

The Phase 1 dose escalation study is being conducted in China and is enrolling patients with advanced solid tumors who have failed or were intolerant to standard treatment. Patients were enrolled based on Nectin-4 staining with the exception of metastatic urothelial cancer (mUC) patients who were considered to be Nectin-4 positive. The study opened for enrollment in January 2023 and the data presented is through April 2024 from 25 patients reflective of seven dose levels (0.2, 0.6, 1.2, 1.8, 2.7, 3.6 & 4.5 mg/Kg Q3W) and PK cohorts (2.7 and 3.6 mg/Kg).

Emerging clinical safety profile:

•
SYS6002 (CRB-701) was generally well tolerated with mainly grade 1 or 2 AEs.
•
No DLTs or grade 4 or 5 AEs have been observed to date.
•
Anemia and eye-related treatment emergent AEs (TEAEs) were the most common.
•
One patient exhibited a grade 3 rash which lasted for eight days and did not result in a reduction or interruption in dosing (2.7 mg/Kg). Two milder cases of skin rash were recorded (grade 1 and grade 2). Both also resolved with no need for change or interruption in dosing.
•
No new drug-related SAEs have been encountered since the January 2024 data update.
•
To date, a single case of peripheral neuropathy (grade 1) has been reported (numb hands) associated with hypokalemia (grade 3). It resolved in parallel with the hypokalemia after ten days of combined oral and/or parenteral K+ replacement therapy.
•
Two grade 3 corneal disorders were reported in patients who received 2.7 mg/Kg and 3.6 mg/Kg, respectively. Preventative eye measures have been introduced and no such cases have been seen so far at the 4.5 mg/Kg dose. Over 50% of patients enrolled had corneal disorders or dry eye at baseline.

Emerging efficacy profile

•
Anti-tumor responses across multiple doses continue to be observed, with the ﬁrst conﬁrmed stable disease at 0.6 mg/Kg and the ﬁrst conﬁrmed partial response (PR), at 1.2 mg/Kg.
•
To date, SYS6002 (CRB-701) resulted in 44% overall response rate (ORR) and 78% disease control rate (DCR) in mUC (n=9, 4 PRs, 1 unconfirmed) and 43% ORR and 86% DCR in cervical cancer (n=7, 3 PRs, 1 unconfirmed).
•
For all the tumor types combined at doses ≥ 2.7 mg/Kg, SYS6002 (CRB-701) resulted in 40% ORR and 73% DCR (n=15, 6 PRs, 2 unconfirmed). An additional PR was confirmed at the 1.2 mg/Kg for an mUC patient. Two unconfirmed PR’s reported at ASCO-GU have since been confirmed.

Emerging clinical pharmacology

•
After a single IV infusion of SYS6002 (CRB-701), the exposure of ADC and MMAE generally increased in a dose proportional manner up to 2.7 mg/Kg.
•
Dosing beyond the 2.7 mg/Kg level showed a leveling off of free MMAE.

•
All dose levels studied to date are showing lower average levels of free MMAE than enfortumab vedotin at the reference dose (1.25 mg/Kg dosed on days 1, 8 and 15 of a 28-day cycle).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 1, 2024
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	June 3, 2024	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer